DIGITAL POWER CORPORATION
                    (A CALIFORNIA CORPORATION)
           ____________________________________________

                 UNDERWRITER'S WARRANT TO PURCHASE
                     SHARES OF COMMON STOCK AND
                  COMMON STOCK PURCHASE WARRANTS
               ____________________________________


          NEITHER THIS UNDERWRITER'S WARRANT NOR THE SHARES OR STOCK PURCHASE WARRANTS ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


     THIS CERTIFIES THAT, for value received, WERBEL-ROTH SECURITIES, INC. or its registered assigns (the "Underwriter"), is entitled to purchase at any time or from time to time during the Exercise Period (as defined in Subsection 1.2 below): (i) up to a maximum of One Hundred Thousand (100,000) shares of fully paid and non-assessable common stock of DIGITAL POWER CORPORATION, a California corporation (the "Company"), no par value (the "Shares" and/or the "Common Stock", as applicable); and (ii) up to a maximum of Fifty Thousand (50,000) stock purchase warrants, each of which entitles the holder thereof to purchase a single share of the Common Stock of the Company, or Fifty Thousand Shares in the aggregate (the "Stock Purchase Warrants"). The Shares and the Stock Purchase Warrants shall be purchased at the per Share purchase price and the per Stock Purchase Warrant purchase price set forth in Subsection 1.1 below, subject to the further provisions of this Underwriter's Warrant. The term "Underwriter's Warrant" as used herein shall mean this Warrant instrument and the various rights into which the rights granted under this Underwriter's Warrant are subsequently divided. The term "Stock Purchase Warrant" as used herein shall mean that form of warrant instrument attached hereto as Exhibit "A" and the various rights granted thereunder.

1.   EXERCISE OF WARRANT.

     The terms and conditions under which this Underwriter's Warrant may be exercised and the Common Stock subject hereto may be purchased are as follows:

     1.1 SHARE AND WARRANT PURCHASE PRICES. The Share purchase price shall be equal to 120% of the per Share public offering price of the Common Stock offered for sale by the Company in or around November 1996, subject to adjustment as provided in Section 4, below, and this Section 1 (the "Share Purchase Price"). The Stock Purchase Warrant purchase price shall be equal to 120% of the per Warrant public offering price of the Stock Purchase Warrants offered for sale by the Company in or around November 1996, subject to adjustment as provided in Section 4, below, and this
Section 1 (the "Warrant Purchase Price").

     1.2 METHOD OF EXERCISE. The holder of this Underwriter's Warrant, on or after the date hereof shown at the end of this instrument (the "Effective Date"), and from time to time until four (4) years from the Effective Date (the "Exercise Period"), may exercise in whole or in part the purchase rights evidenced by this Underwriter's Warrant, provided that the holder exercises the purchase rights evidenced by this Underwriter's Warrant with respect to at least One Thousand (1,000) Shares of Common Stock and/or One Thousand (1,000) Stock Purchase Warrants, unless the remaining balance of such Shares or Stock Purchase Warrants is less than One Thousand (1,000). Such exercise shall be effected by:

          (a) the surrender of the Underwriter's Warrant, together with a duly executed copy of the form of Subscription attached hereto, to the Secretary of the Company at its principal offices;

          (b) the payment to the Company in U.S. funds, by certified check or bank draft payable to its order, of an amount equal to the aggregate Share Purchase Price and Warrant Purchase Price for the number of Shares and Stock Purchase Warrants for which the purchase rights hereunder are being exercised; and

          (c) the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the holder certifying that the Shares and Stock Purchase Warrants are being acquired for the sole account of the holder and not with a view to any resale or distribution prior to the filing of a registration statement.

     1.3 SATISFACTION WITH REQUIREMENTS OF SECURITIES ACT OF 1933. Notwithstanding the provisions of Subsection 1.2(c) and Section 7, each and every exercise of this Underwriter's Warrant is contingent upon the Company's satisfaction that the issuance of Common Stock and Stock Purchase Warrants upon the exercise is exempt from the requirements of the Securities Act and all applicable state securities laws at the relevant time(s). The holder of this Underwriter's Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Underwriter's Warrant, including, without limitation, a form of Stock Purchase Warrant attached hereto as Exhibit "A".

     1.4 ISSUANCE OF SHARES AND NEW UNDERWRITER'S WARRANT. In the event the purchase rights evidenced by this Underwriter's Warrant are exercised in whole or in part, one or more certificates for the purchased Shares and/or Stock Purchase Warrants shall be issued as soon as practicable thereafter to the person exercising such rights. Such holder shall also be issued at such time a new Underwriter's Warrant representing the number of Shares and/or Stock Purchase Warrants (if any) for which the purchase rights under this Underwriter's Warrant remain unexercised and continuing in force and effect.

     1.5 DESIGNATION OF RECIPIENTS OF UNDERWRITER'S WARRANT. The Underwriter may designate that the Underwriter's Warrant be issued in varying amounts directly to its officers, directors, shareholders, employees, and affiliates and not to the Underwriter; however, such designation will only be made by the Underwriter if it determines and represents to the Company that such issuance would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers relating to the review of corporate financing arrangements and would not require registration of the Underwriter's Warrant or underlying securities.

     1.6 REGISTRATION RIGHTS. Upon the written request of the then holder(s) owning a majority of the Underwriter's Warrant and the underlying securities issued upon the exercise of the Underwriter's Warrant (i.e., owning in aggregate at least 75,001 Shares or Stock Purchase Warrants combined, or holding the right to purchase any combination thereof in excess of 75,001), made at anytime within the Exercise Period, the Company will file, not more than once, a registration statement under the
Securities Act, registering or qualifying, as the case may be, the securities underlying the Underwriter's Warrant. The Company agrees to use its best efforts to cause the above filing to become effective. The registration statement must be filed within sixty (60) days of such written request. All expenses of such registration or qualification, including, but not limited to, legal, accounting, printing, and mailing fees, will be borne by the Company. In addition to the above, the Company understands and agrees that if, at any time during the Exercise Period and for a period of five (5) years thereafter, it should file a registration statement with the Securities Exchange Commission (the "SEC") pursuant to the Act for a public offering of securities, either for the account of the Company or for the account of any other person (except for a Form S-8 or Form S-4 registration statement), the Company, at its own expense, will offer to said holder(s) the opportunity to register or qualify for public offering the securities underlying this Underwriter's Warrant. In connection with this paragraph, the Company shall give such holder(s) notice by registered mail at least thirty (30) days prior to filing any such registration statement with the SEC. In addition to the rights above provided, the Company will cooperate with the then holder(s) of the Underwriter's Warrant and the securities issued upon the exercise of the Underwriter's Warrant in preparing and signing any registration statements or notification, in addition to the registration statements and notifications discussed above, required in order to sell or transfer the securities underlying the Underwriter's Warrant and will supply all information required therefor, but such additional registration statement or notification shall be at the cost and expense of the then holder(s).

2.   TRANSFERS.

     2.1 TRANSFERS. Subject to Section 7 hereof, this Underwriter's Warrant and all rights hereunder are transferable in whole or in part by the holder with the same effect as with a negotiable instrument. To transfer rights, the transfer form below must be completed. The transfer shall be recorded on the books of the Company upon the surrender of this Underwriter's Warrant, properly endorsed, to the Secretary of the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new forms of Underwriter's Warrant.

     2.2 LOCK-UP. Except as provided in Subsection 1.5 hereof, the holder covenants and agrees to a restriction on the exercise, sale, transfer, assignment, or hypothecation of the Underwriter's Warrant for a period of twelve (12) months from the effective date of a registration statement registering the Common Stock issuable upon the exercise of the Underwriter's Warrant.

     2.3 REGISTERED HOLDER. Each holder agrees that until such time as any transfer pursuant to Subsection 2.1 is recorded on the books of the Company, the Company may treat the registered holder of this Underwriter's Warrant as the absolute owner; provided that nothing herein affects any requirement that the transfer of any Share of Common Stock or Stock Purchase Warrant issued or issuable upon the exercise hereof be subject to securities law compliance.

     2.3 FORM OF NEW UNDERWRITER'S WARRANT. All new forms of Underwriter's Warrant issued in connection with transfers of this Underwriter's Warrant shall bear the same date as this Underwriter's Warrant and shall be substantially identical in form and provision to this Underwriter's Warrant except for the number of Shares and Stock Purchase Warrants purchasable thereunder.

3.   FRACTIONAL SHARES OR FRACTIONAL STOCK PURCHASE WARRANTS.

     Notwithstanding that the number of Shares or Stock Purchase Warrants purchasable upon the exercise of this Underwriter's Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares or fractions of Stock Purchase Warrants upon the exercise of this Underwriter's Warrant or to distribute certificates that evidence fractional Shares or fractional Stock Purchase Warrants nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Underwriter's Warrant. Holder hereby waives any right to receive fractional Shares or fractional Stock Purchase Warrants.

4.   ANTI-DILUTION PROVISIONS.

     4.1 STOCK SPLITS AND COMBINATIONS. If the Company shall at any time subdivide or combine its outstanding Shares of Common Stock, this
Underwriter's Warrant shall, after that subdivision or combination, evidence the right to purchase the number of Shares of Common Stock and Stock Purchase Warrants that would have been issuable as a result of that change with respect to the Shares of Common Stock and Stock Purchase Warrants that were purchasable under this Underwriter's Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Stock Purchase Price and Warrant Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Stock Purchase Price and Warrant Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

     4.2 RECLASSIFICATION, EXCHANGE, AND SUBSTITUTION. If the Common Stock issuable upon exercise of this Underwriter's Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holder of this Underwriter's Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock and Stock Purchase Warrants that the holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock and Stock Purchase Warrants that would have been subject to purchase by the holder on exercise of this Underwriter's Warrant immediately before that change.

     4.3 REORGANIZATIONS, MERGERS, CONSOLIDATIONS, OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Company's Common Stock (other than a subdivision, stock split, combination, reclassification, exchange, or substitution of shares provided for elsewhere above) or merger or consolidation of the Company with or into another corporation, or the sale of substantially all of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the holder of this Underwriter's Warrant shall thereafter be entitled to receive upon exercise of this Underwriter's Warrant, during the period specified in this Underwriter's Warrant and upon payment of the Stock Purchase Price and Warrant Purchase Price then in effect, the number of shares of Common Stock and Stock Purchase Warrants or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Underwriter's Warrant would have been entitled in such capital reorganization, merger, consolidation, or sale if this Underwriter's Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Underwriter's Warrant with respect to the rights and interests of the holder of this Underwriter's Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Underwriter's Warrant (including adjustment of the Stock Purchase Price and Warrant Purchase Price then in effect and number of Shares purchasable upon exercise of this Underwriter's Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Shares or Stock Purchase Warrants or other property deliverable after that event upon exercise of this Underwriter's Warrant. The Company shall, within thirty
(30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered holder of this Underwriter's Warrant at the address of that holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Stock Purchase Price and Warrant Purchase Price then in effect after the adjustment and the increased or decreased number of Shares and Stock Purchase Warrants purchasable upon exercise of this Underwriter's Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Underwriter's Warrant.

     4.4 COMMON STOCK DIVIDENDS; DISTRIBUTIONS. In the event the Company should at any time prior to the expiration of this Underwriter's Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution (excluding a cash dividend or distribution) payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split, or subdivision if no record date is fixed), the Stock Purchase Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Underwriter's Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

     4.5 ADJUSTMENTS OF OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends), or options or rights not referred to in Subsection 4.4, then, in each such case for the purpose of this Subsection 4.5, upon exercise of this Underwriter's Warrant, the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of Shares of Common Stock of the Company into which this Underwriter's Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     4.6 CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the Stock Purchase Price pursuant to this Section 4, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the holder of this Underwriter's Warrant. The Company will, upon the written request at any time of the holder of this Underwriter's Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

          (a)  Such adjustments and readjustments;

          (b) The Stock Purchase Price and Warrant Purchase Price at the time in effect; and

          (c) The number of Shares of Common Stock and Stock Purchase Warrants issuable upon exercise of the Underwriter's Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Underwriter's Warrant.

     4.7 RESERVATION OF STOCK ISSUABLE UPON EXERCISE. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Underwriter's Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Underwriter's Warrant and the underlying Stock Purchase Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Underwriter's Warrant and Stock Purchase Warrants, in addition to such other remedies as shall be available to the holder of this Underwriter's Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.   RIGHTS PRIOR TO EXERCISE OF UNDERWRITER'S WARRANT.

     This Underwriter's Warrant does not entitle the holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Underwriter's Warrant and prior to its exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

          (c) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer, or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors, then in any one or more of said events the Company shall give notice in writing of such event to the holder at his last address as it shall appear on the Company's records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail, or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution, or subscription rights, or such proposed dissolution, liquidation, or winding up. Each person in whose name any certificate for shares of Common Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Stock Purchase Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.   NO RIGHT TO REDEEM WARRANTS.

     The Company shall not have the right to redeem the Underwriter's Warrant or underlying Stock Purchase Warrants at any time during the Exercise Period.

7.   RESTRICTED SECURITIES.

     In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the holder as a condition of the transfer or exercise of this Underwriter's Warrant to give written assurances satisfactory to the Company that the Underwriter's Warrant is being acquired, or in the case of an exercise hereof, that the Shares and Stock Purchase Warrants subject to this Underwriter's Warrant are being acquired, for its own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Underwriter's Warrant or the Shares or Stock Purchase Warrants issuable upon the due exercise of this Underwriter's Warrant shall not be made, unless and until:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b)(i) The holder has notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) the holder has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and applicable state law.

     The holder acknowledges that this Underwriter's Warrant is, and each of the shares of Common Stock and Stock Purchase Warrants issuable upon the due exercise hereof will be, restricted securities, that it understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock and Stock Purchase Warrants will bear a legend substantially similar to the following:

     "The Shares (or Stock Purchase Warrants) represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder."

8.   SUCCESSORS AND ASSIGNS.

     The terms and provisions of this Underwriter's Warrant shall inure to the benefit of, and be binding upon, the Company and the holder thereof and their respective successors and permitted assigns.

9.   LOSS OR MUTILATION.

     Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Underwriter's Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Underwriter's Warrant and upon surrender and cancellation of such Underwriter's Warrant, the Company shall execute and deliver in lieu thereof a new Underwriter's Warrant representing the right to purchase an equal number of shares of Common Stock.

10.  NOTICES.

     All notices, requests, demands, and other communications under this Underwriter's Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

11.  GOVERNING LAW.

     This Underwriter's Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein, or performance, shall be governed or interpreted according to the internal laws of the State of California without regard to conflicts of law.

     DATED:  November __, 1996.


                              DIGITAL POWER CORPORATION


                              __________________________________________
                              Robert O. Smith, President

                          SUBSCRIPTION






Mr. Philip G. Swany
Corporate Secretary
DIGITAL POWER CORPORATION
41920 Christy Street
Fremont, California 94538

Dear Mr. Swany:

WERBEL-ROTH SECURITIES, INC., for itself or for the benefit of one or more of its officers, directors, shareholders, employees, or other related persons, hereby elects to purchase, pursuant to the provisions of the foregoing Underwriter's Warrant held by the undersigned, ___________________________ (_______) shares of the Common Stock of Digital
Power Corporation ("Digital") and ______________________________ (________)
Stock Purchase Warrants.

Payment of the total Stock Purchase Price and Warrant Purchase Price required under such Underwriter's Warrant accompanies this Subscription.

DATED:  _____________________, 1996.



By:_____________________________________
Its:____________________________________
WERBEL-ROTH SECURITIES, INC.
150 East Palmetto Park Road
Suite 380
Boca Raton, FL  33432

                 TRANSFER OF UNDERWRITER'S WARRANT





Mr. Philip G. Swany
Corporate Secretary
DIGITAL POWER CORPORATION
41920 Christy Street
Fremont, California 94538

Dear Mr. Swany:

     For value received, WERBEL-ROTH SECURITIES, INC. (or one of its officers, directors, shareholders, employees, or related persons, as
applicable),    hereby    assigns    this    Underwriter's    Warrant    to
_______________________________________,       whose       address       is
___________________________________________________________________________.

DATED:  _____________________, 1996.



By:_____________________________________
Its:___________________________________
WERBEL-ROTH SECURITIES, INC.
150 East Palmetto Park Road
Suite 380
Boca Raton, FL  33432

                            EXHIBIT "A"

                     DIGITAL POWER CORPORATION
                    (A CALIFORNIA CORPORATION)
           ____________________________________________

                        WARRANT TO PURCHASE
                       SHARES OF COMMON STOCK
               ____________________________________


          NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


     THIS CERTIFIES THAT, for value received, WERBEL-ROTH SECURITIES, INC. or its registered assigns (the "Underwriter"), is entitled to purchase at any time or from time to time during the Exercise Period (as defined in Subsection 1.2 below): (i) up to a maximum of Fifty Thousand (50,000) shares of fully paid and non-assessable common stock of DIGITAL POWER CORPORATION, a California corporation (the "Company"), no par value (the "Shares" and/or the "Common Stock, as applicable). The Shares shall be purchased at the per Share purchase price set forth in Subsection 1.1 below, subject to the further provisions of this Warrant and that certain "Underwriter's Warrant To Purchase Shares Of Common Stock And Common Stock Purchase Warrants" to which this form of Warrant is an Exhibit. The term "Warrant" as used herein shall mean this Warrant instrument and the rights granted hereunder.

1.   EXERCISE OF WARRANT.

     The terms and conditions under which this Warrant may be exercised and the Common Stock subject hereto may be purchased are as follows:

     1.1 SHARE PURCHASE PRICE. The Share purchase price shall be equal to 120% of the per Share public offering price of the Common Stock offered for sale by the Company in or around November 1996, subject to adjustment as provided in Section 4, below, and this Section 1 (the "Purchase Price").

     1.2 METHOD OF EXERCISE. The holder of this Warrant, on or after the date hereof shown at the end of this instrument (the "Effective Date") and from time to time until four (4) years from the Effective Date (the "Exercise Period"), may exercise in whole or in part the purchase rights evidenced by this Warrant, provided that the holder exercises the purchase rights evidenced by this Warrant with respect to at least One Thousand (1,000) Shares of Common Stock, unless the remaining balance of such Shares is less than One Thousand (1,000). Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Subscription attached hereto, to the Secretary of the Company at its principal offices;

          (b) the payment to the Company in U.S. funds, by certified check or bank draft payable to its order, of an amount equal to the aggregate Purchase Price for the number of Shares for which the purchase rights hereunder are being exercised; and

          (c) the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the holder certifying that the Shares are being acquired for the sole account of the holder and not with a view to any resale or distribution prior to the filing of a registration statement.

     1.3 SATISFACTION WITH REQUIREMENTS OF SECURITIES ACT OF 1933. Notwithstanding the provisions of Subsection 1.2(c) and Section 7, each and every exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Common Stock upon the exercise is exempt from the requirements of the Securities Act and all applicable state securities laws at the relevant time(s). The holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

     1.4 ISSUANCE OF SHARES AND NEW WARRANT. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the person exercising such rights. Such holder shall also be issued at such time a new Warrant representing the number of Shares for which the purchase rights under this Warrant remain unexercised and continuing in force and effect.

2.   TRANSFERS.

     2.1 TRANSFERS. Subject to Section 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the holder with the same effect as with a negotiable instrument. To transfer rights, the transfer form below must be completed. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Secretary of the Company at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the several holders one or more appropriate new forms of Warrant.

     2.2 REGISTERED HOLDER. Each holder agrees that until such time as any transfer pursuant to Subsection 2.1 is recorded on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner; provided that nothing herein affects any requirement that the transfer of any Share of Common Stock issued or issuable upon the exercise hereof be subject to securities law compliance.

     2.3 FORM OF NEW WARRANT. All new forms of Warrant issued in connection with transfers of this Warrant shall bear the same date as this Warrant and shall be substantially identical in form and provision to this Warrant except for the number of Shares and Warrants purchasable thereunder.

3.   FRACTIONAL SHARES.

     Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon the exercise of this Warrant or to distribute certificates that evidence fractional Shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any right to receive fractional Shares.

4.   ANTI-DILUTION PROVISIONS.

     4.1 STOCK SPLITS AND COMBINATIONS. If the Company shall at any time subdivide or combine its outstanding Shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of Shares of Common Stock that would have been issuable as a result of that change with respect to the Shares of Common Stock that were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

     4.2 RECLASSIFICATION, EXCHANGE, AND SUBSTITUTION. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that the holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the holder on exercise of this Warrant immediately before that change.

     4.3 REORGANIZATIONS, MERGERS, CONSOLIDATIONS, OR SALE OF ASSETS. If at any time there shall be a capital reorganization of the Company's Common Stock (other than a subdivision, stock split, combination, reclassification, exchange, or substitution of shares provided for elsewhere above) or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, or sale, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Purchase Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, consolidation, or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Purchase Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the registered holder of this Warrant at the address of that holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Purchase Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

     4.4 COMMON STOCK DIVIDENDS; DISTRIBUTIONS. In the event the Company should at any time prior to the expiration of this Warrant fix a record date for the determination of the holders of Common Stock entitled to receive a dividend or other distribution (excluding a cash dividend or distribution) payable in additional shares of Common Stock or other securities or rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split, or subdivision if no record date is fixed), the Purchase Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of the Warrant shall be appropriately increased in proportion to such increase of outstanding shares.

     4.5 ADJUSTMENTS OF OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends), or options or rights not referred to in Subsection 4.4, then, in each such case for the purpose of this Subsection 4.5, upon exercise of this Warrant, the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of Shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

     4.6 CERTIFICATE AS TO ADJUSTMENTS. In the case of each adjustment or readjustment of the Stock Purchase Price pursuant to this Section 4, the Company will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, to be delivered to the holder of this Warrant. The Company will, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth:

          (a)  Such adjustments and readjustments;

          (b)  The Purchase Price at the time in effect; and

          (c) The number of Shares of Common Stock issuable upon exercise of the Warrant and the amount, if any, of other property at the time receivable upon the exercise of the Warrant.

     4.7 RESERVATION OF STOCK ISSUABLE UPON EXERCISE. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.   RIGHTS PRIOR TO EXERCISE OF WARRANT.

     This Warrant does not entitle the holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the holders of its shares of Common Stock; or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

          (c) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer, or lease of all or substantially all of its property, assets, and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors, then in any one or more of said events the Company shall give notice in writing of such event to the holder at his last address as it shall appear on the Company's records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail, or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution, or subscription rights, or such proposed dissolution, liquidation, or winding up. Each person in whose name any certificate for Shares of Common Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Purchase Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.   COMPANY'S RIGHT TO REDEEM WARRANTS.

     The Company shall not have the right to redeem the Warrant at any time during the Exercise Period.

7.   RESTRICTED SECURITIES.

     In order to enable the Company to comply with the Securities Act and applicable state laws, the Company may require the holder as a condition of the transfer or exercise of this Warrant to give written assurances satisfactory to the Company that the Warrant is being acquired, or in the case of an exercise hereof, that the Shares subject to this Warrant are being acquired, for its own account, for investment only, with no view to the distribution of the same, and that any disposition of all or any portion of this Warrant or the Shares issuable upon the due exercise of this Warrant shall not be made, unless and until:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) The holder has notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) the holder has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act and applicable state law.

     The holder acknowledges that this Warrant is, and each of the Shares of Common Stock issuable upon the due exercise hereof will be, restricted securities, that it understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Common Stock will bear a legend substantially similar to the following:

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder."

8.   SUCCESSORS AND ASSIGNS.

     The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder hereof and their respective successors and permitted assigns.

9.   LOSS OR MUTILATION.

     Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

10.  NOTICES.

     All notices, requests, demands, and other communications under this Warrant shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows: if to the holder, at his address as shown in the Company records; and if to the Company, at its principal office. Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

11.  GOVERNING LAW.

     This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein, or performance, shall be governed or interpreted according to the internal laws of the State of California without regard to conflicts of law.

12.  CONSTRUCTION.

     This Warrant shall be governed and construed in accordance with the terms and conditions of that certain "Underwriter's Warrant To Purchase Shares Of Common Stock And Common Stock Purchase Warrants" (the "Underwriter's Warrant"), of which instrument this Warrant is an integral part. In the event of a conflict between the terms of this Warrant and the terms of the Underwriter's Warrant, the terms of the Underwriter's Warrant shall govern and control.

     DATED:  November __, 1996.


                              DIGITAL POWER CORPORATION


                              __________________________________________
                              Robert O. Smith, President

                           SUBSCRIPTION






Mr. Philip G. Swany
Corporate Secretary
DIGITAL POWER CORPORATION
41920 Christy Street
Fremont, California 94538

Dear Mr. Swany:

WERBEL-ROTH SECURITIES, INC., hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, ___________________________ (_______) shares of the Common Stock of Digital
Power Corporation.

Payment of the total Purchase Price required under such Warrant accompanies this Subscription.

DATED:  _____________________, 1996.



By:_____________________________________
Its:____________________________________
WERBEL-ROTH SECURITIES, INC.
150 East Palmetto Park Road
Suite 380
Boca Raton, FL  33432

                        TRANSFER OF WARRANT





Mr. Philip G. Swany
Corporate Secretary
DIGITAL POWER CORPORATION
41920 Christy Street
Fremont, California 94538

Dear Mr. Swany:

     For value received, WERBEL-ROTH SECURITIES, INC., hereby assigns this Warrant to _________________________________________________________, whose address is ________________________________________________________________.

DATED:  _____________________, 1996.



By:_____________________________________
Its:___________________________________
WERBEL-ROTH SECURITIES, INC.
150 East Palmetto Park Road
Suite 380
Boca Raton, FL  33432